Exhibit 10.12

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of March [●], 2021, by and between Valor Latitude Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Phoenix SPAC Holdco LLC (“Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20,000,000 units (or 23,000,000 units if the underwriters’ over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”) at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, Purchaser and the Company’s sponsor, Valor Latitude LLC, have agreed to purchase an aggregate of 4,000,000 warrants (or 4,400,000 warrants if the IPO Option is exercised in full) at a price of $1.50 per warrant in a private placement that will close simultaneously with the closing of the IPO (the “Private Placement Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, the amounts available to the Company from the Trust Account (after giving effect to any redemptions of Public Shares) and any other equity or debt financing obtained by the Company in connection with the Business Combination (the “Available Cash”), together with the proceeds from the sale of the Forward Purchase Shares, will be used to satisfy the cash requirements of the Business Combination, including funding the purchase price and paying expenses and retaining amounts specified in the definitive agreement for the Business Combination (the “Definitive Agreement”) to be retained for use by the post-Business Combination company for working capital or other purposes (the “Cash Requirements”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which Purchaser shall have the right, but not the obligation, to purchase from the Company, and in the event Purchaser exercises such right in accordance with this Agreement, the Company shall issue and sell to Purchaser, on a private placement basis, the number of Class A Shares (the “Forward Purchase Shares”) determined pursuant to Sections 1(a)(ii), (iii) and (iv) hereof, concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Forward Purchase Shares.

(i) Subject to Sections 1(a)(ii) through (v), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 15% of all Class A Shares to be issued and sold, on a private placement basis, by the Company in connection with a Business Combination (and excluding, for the avoidance of doubt, any Class A Shares issued by the Company as transaction consideration in the Business Combination), for a purchase price of $10.00 per Forward Purchase Share (the “Forward Purchase Price”).

(ii) The number of Forward Purchase Shares to be issued and sold by the Company and purchased by Purchaser hereunder shall be determined as follows:

(A) As soon as reasonably practicable, but in no event less than ten (10) Business Days prior to the Company’s entry into the Definitive Agreement, the Company shall provide Purchaser with notice (the “Initial Company Notice”) of the number of Forward Purchase Shares that it desires Purchaser to purchase pursuant to this Agreement; provided, however, that Purchaser shall in any event have the right, but not the obligation, to purchase the percentage indicated on Schedule A of all Class A Shares to be issued and sold, on a private placement basis, by the Company in connection with a Business Combination (and excluding, for the avoidance of doubt, any Class A Shares issued by the Company as transaction consideration in the Business Combination) (the “Forward Share Allotment”). Following delivery of the Initial Company Notice, the Company shall provide Purchaser with such other information as Purchaser (or any applicable Transferee pursuant to Section 4(b) hereof) may reasonably request so that Purchaser (or such Transferee) may seek all necessary internal approvals required to consummate the purchase of the Forward Purchase Shares hereunder.

(B) Within five (5) Business Days after receipt of the Initial Company Notice (the “Acceptance Deadline”), Purchaser shall provide the Company with notice (the “Purchaser Notice”) of its decision as to the number of Forward Purchase Shares it has elected to purchase pursuant to this Agreement, if any, and which Purchaser Notice shall constitute the binding obligation of Purchaser to purchase, on the Forward Closing Date (as defined below), the number of Forward Purchase Shares set forth therein, on the terms and subject to the conditions of this Agreement. For the avoidance of doubt, it shall be in the sole and absolute discretion of Purchaser whether to deliver a Purchaser Notice, and Purchaser shall be excused, without any further liability or obligation hereunder, from the purchase of any Forward Purchase Shares if for any reason, in its sole and absolute discretion, it does not deliver a Purchaser Notice by the Acceptance Deadline as described herein.

(iii) At least two (2) Business Days before the Business Combination Closing, the Company shall provide Purchaser with an updated notice (the “Final Company Notice”) including:

(A) the anticipated date of the Business Combination Closing; and

(B) instructions for wiring the Forward Purchase Price.

(iv) The closing of the sale of Forward Purchase Shares (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, Purchaser shall deliver to the Company the aggregate Forward Purchase Price for the Forward Purchase Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Final Company Notice, and, against payment of the aggregate Forward Purchase Price by Purchaser, the Company shall issue the number of Forward Purchase Shares set forth in Purchaser Notice to Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by Purchaser, as applicable. In the event the Business Combination Closing does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1 Business Day thereafter) return the aggregate Forward Purchase Price to Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by Purchaser, and any book-entries for the Forward Purchase Shares shall be deemed repurchased and cancelled. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close or be closed in the City of New York, New York; provided, however, that for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or regulation to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(v) The Company acknowledges that, notwithstanding anything to the contrary set forth herein, this Agreement is neither a commitment nor an obligation of Purchaser to purchase any Forward Purchase Shares unless and until a Purchaser Notice is delivered by Purchaser in accordance with Section 1(a)(ii)(B).

(b) Legends. Each register and book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Legend Removal If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at any Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

2. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Purchaser, will constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Purchaser, in each case (other than clause (i)),which would have a material adverse effect on Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. Purchaser understands that the offer and sale of the Forward Purchase Shares to Purchaser has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares for resale, except for the Registration Rights. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Purchaser acknowledges that the Company filed the Registration Statement for its proposed IPO. Purchaser understands that the offering of the Forward Purchase Shares is not, and is not intended to be, part of the IPO, and that Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Forward Purchase Shares.

(i) High Degree of Risk. Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause Purchaser to lose all or part of its investment.

(j) Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l) Residence. Purchaser’s principal place of business is the office or offices located at the address of Purchaser set forth on the signature page hereof.

(m) Non-Public Information. Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(n) Adequacy of Financing. At the time of the Forward Closing, Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of Purchaser nor any person acting on behalf of Purchaser nor any of Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Purchaser and this offering, and Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i) 200,000,000 Class A Shares, none of which are issued and outstanding.

(ii) 20,000,000 shares of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), 5,750,000 of which are issued and outstanding. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Shares at the Forward Closing, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, if any, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i)

of any provisions of the memorandum and articles of association (the “Articles”), bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(i) Nasdaq Listing. On or before the Forward Closing, the Company’s Class A Shares shall be listed on the The Nasdaq Capital Market (“Nasdaq”) (or another national securities exchange).

(j) No Litigation. As of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(k) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Purchaser Parties.

4. Registration Rights; Transfer

(a) Registration Rights. Purchaser shall be granted registration rights by the Company with respect to the Forward Purchase Shares no less favorable than the terms as are agreed with the other subscribers for Class A Shares issued in a private placement in connection with the Business Combination and the Forward Purchase Shares also will be subject to the registration rights of Purchaser and its affiliates set forth in the existing Registration Rights Agreement between the Purchaser, the Sponsor and the Company (the “Registration Rights”).

(b) Transfer. This Agreement and all of Purchaser’s rights and obligations hereunder (including Purchaser’s obligation to purchase the Forward Purchase Shares) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more affiliates of Purchaser (each such transferee, a “Transferee”). Upon any such assignment:

(i) the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the portion of the Forward Share Allotment to be purchased by such Transferee (the “Transferee Allotment”), and, upon such execution, such Transferee shall have all the same rights and obligations of Purchaser hereunder with respect to the Transferee Allotment, and references herein to “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Allotment; provided, that any representations, warranties, covenants and agreements of Purchaser and any such Transferee shall be several and not joint and shall be made as to Purchaser or any such Transferee, as applicable, as to itself only; and

(ii) upon a Transferee’s execution and delivery of a Joinder Agreement, Purchaser’s Forward Share Allotment hereunder shall be reduced by the portion of the Forward Share Allotment to be assumed by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by Purchaser and the Company amending Schedule A to this Agreement to reflect each transfer and updating the

“Forward Share Allotment” on Schedule A hereto to reflect such reduced Forward Share Allotment. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A need be so amended and updated upon mutual written agreement of each of Purchaser and the Company upon the occurrence of any such transfer of a Transferee Allotment.

5. MFN. If the Company enters into any agreements with a subscriber (including its affiliates) for 15% or less of the Class A Shares issued in a private placement in connection with the Business Combination (each, an “Other Subscription Agreement”) and any such Other Subscription Agreement contains any term, condition, right, benefit or other provision that is (i) more favorable to the investor party thereto than the comparable term, condition, right, benefit or other provision contained in this Agreement or (ii) favorable to the investor party thereto and this Agreement does not contain a comparable term, condition, right, benefit or other provision, then (A) the Company shall promptly inform Purchaser of such Other Subscription Agreement and provide a true and complete copy thereof to Purchaser and, (B) at the option and election of Purchaser, this Agreement shall be deemed amended, supplemented and/or modified to include such favorable or more favorable term, condition, right, benefit or other provision. Purchaser shall exercise such option and election by delivering written notice thereof to the Company at any time or from time to time after the Company enters into any such Other Subscription Agreement.

6. Forward Closing Conditions.

(a) Assuming a Purchaser Notice is delivered in accordance with Section 1(a)(ii)(B), the obligation of Purchaser to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Purchaser:

(i) All conditions precedent to the closing of the Business Combination shall have been satisfied (other than those conditions that may only be satisfied at the closing of the Business Combination, but subject to satisfaction of such conditions as of the closing of the Business Combination), and the Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares;

(ii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing;

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by Purchaser of the Forward Purchase Shares; and

(v) The Company shall have delivered to Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Forward Closing.

(b) Assuming a Purchaser Notice is delivered in accordance with Section 1(a)(ii)(B), the obligation of the Company to sell the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Shares;

(ii) The representations and warranties of Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Forward Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by Purchaser of the Forward Purchase Shares.

7. Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a) by mutual written consent of the Company and Purchaser; or

(b) automatically if the Business Combination is not consummated within 24 months from the closing of the IPO, or such later date as may be approved by the Company’s stockholders in accordance with the Company’s Articles.

In the event of any termination of this Agreement pursuant to this Section 7, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Valor Latitude Acquisition Corp., 10 East 53rd Street, New York, NY 10022, Attention: Mario Mello, Chief Executive Officer, Email: mariomello@valorcapitalgroup.com, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Derek Dostal, Email: derek.dostal@davispolk.com.

All communications to Purchaser shall be sent to Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to choice of laws principles that would result in the application of the laws of any other jurisdiction.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company and Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each of the parties agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the non-breaching party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

PHOENIX SPAC HOLDCO LLC

By:
Name:
Title:

c/o [Entity Name]
600 Brickell Avenue, Suite 2650
Miami, Florida, 33131
Attn: [Name]
Email: sbla-legal@softbank.com

With a copy (which shall not constitute notice) to:

[Entity Name]
[Address]
[Address]
Email:

[Signature Page to Forward Purchase Agreement]

COMPANY:

VALOR LATITUDE ACQUISITION CORP.

By:________________________________
Name:
Title:

[Signature Page to Forward Purchase Agreement]

Schedule A

Name of Purchaser	Forward Share Allotment
Phoenix SPAC Holdco LLC	15%